Silberstein Ungar, PLLC CPAs and Business Advisors
Phone (248) 203-0080 Fax (248) 281-0940 30600 Telegraph Road, Suite 2175 Bingham Farms, MI 48025-4586 www.sucpas.com

April 5, 2013

Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549

Re:           New America Energy Corp. (“Registrant”)
File No.:   000-54243

Commissioners:

We have read the statements made by Registrant, which we understand will be filed with the Securities and Exchange Commission, pursuant to item 4.01 of Form 8-K, as part of the Form 8-K of Registrant dated March 27, 2013.  We agree with the statements concerning our Firm in such Form 8-K. We have no basis to agree or disagree with other statements of the Registrant contained therein.

Sincerely,

/s/ Silberstein Ungar, PLLC
Silberstein Ungar, PLLC